Exhibit 99.1

BROCADE CONTACTS
Media Relations Kristy Campbell Tel: 408-333-4221 kcampbel@brocade.com	Investor Relations Michael Iburg Tel: 408-333-0233 miburg@brocade.com
Brocade Reports Fiscal Q1 2015 Results
Broad-based Revenue Strength Drives Increased Profitability
SAN JOSE, Calif., February 19, 2015 — Brocade® (NASDAQ: BRCD) today reported financial results for its first fiscal quarter ended January 31, 2015. Brocade reported first quarter revenue of $576 million, up 2% both year-over-year and quarter-over-quarter. The Company reported GAAP diluted earnings per share (EPS) of $0.20, up from $0.18 in Q1 2014, and up from $0.19 in Q4 2014. Non-GAAP diluted EPS was $0.27 for Q1 2015, up from $0.24 in both Q1 2014 and Q4 2014, primarily due to higher revenue and improved gross margins.

“We delivered double-digit revenue growth in IP Networking year-over-year and one of the strongest SAN quarters in company history, resulting in increased profitability,” said Lloyd Carney, CEO of Brocade. “With a strong focus on the data center, we continue to invest strategically in disruptive technologies to build a portfolio of solutions that capitalize on the opportunities afforded to first-movers in the New IP era.”

Key Financial Metrics:

	Q1 2015		Q4 2014		Q1 2014		Q1 2015 vs. Q4 2014	Q1 2015 vs. Q1 2014
Revenue	$576	M	$564	M	$565	M	2%	2%
GAAP EPS—diluted	$0.20		$0.19		$0.18		5%	11%
Non-GAAP EPS—diluted	$0.27		$0.24		$0.24		14%	12%
GAAP gross margin	67.6%		66.8%		66.0%		0.8 pts	1.6 pts
Non-GAAP gross margin	68.4%		67.7%		67.7%		0.7 pts	0.7 pts
GAAP operating margin	24.2%		22.4%		21.5%		1.8 pts	2.7 pts
Non-GAAP operating margin	28.5%		26.8%		27.9%		1.7 pts	0.6 pts
Please see important note of explanation on non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.
Highlights:

•
SAN product revenue was $353 million, approximately flat year-over-year and up 9% sequentially. Year-over-year SAN revenue performance was led by Switch revenue, which grew 8% due to strong sales across most Gen 5 Fibre Channel switching platforms. Director and Server revenues were lower year-over-year by 2% and 24%, respectively, as customer buying patterns favored fixed configuration platforms in the quarter. The strong sequential revenue performance in the quarter was consistent with past fiscal first quarters, which aligns with many of the Company’s OEM partners’ fiscal year-ends and is typically their strongest storage quarter. All SAN product segments saw strong sequential growth with Directors up 7%, Switches up 10%, and Server products up 9%.

•
IP Networking product revenue was $133 million, up 11% year-over-year and down 13% sequentially. The year-over-year growth was due to higher revenue from Brocade VDX® data center switches and Brocade MLX® routing products. Ethernet switch revenue increased 17% year-over-year while routing product revenue increased 14% year-over-year. Partially offsetting the gains in switches and routers was a decline in other IP product revenue related to the previously announced discontinuation of the wireless and network adapter products, and the repositioning of the Brocade ADX product line. Total IP Networking revenue was down sequentially due primarily to lower U.S. Federal revenue, which is typically lower in the fiscal first quarter.

•
In the quarter, Brocade completed a $575 million convertible debt offering, with the majority of the proceeds being used to redeem its $300 million senior secured notes. The new convertible debt is unsecured and has a significantly lower interest rate of 1.375% compared to 6.875% on the note that has been redeemed. In conjunction with the convertible offering, the

Company entered into a call option hedge transaction designed to reduce the dilutive effect of the convertible notes. On the day of pricing, the Company repurchased 4.1 million shares of its common stock.

•
Subsequent to the end of the fiscal first quarter, Brocade announced its intent to acquire the SteelApp business from Riverbed Technology in an all-cash asset purchase. The transaction is expected to close in Brocade’s fiscal second quarter of 2015. The SteelApp product line is a leading virtual Application Delivery Controller and will extend Brocade’s New IP software portfolio to enable more advanced solutions for the Company’s data center and service provider customers.

Board Declares Dividend:

•
The Brocade Board of Directors has declared a quarterly cash dividend of $0.035 per share of the Company’s common stock. The dividend payment will be made on April 2, 2015, to stockholders of record at the close of market on March 10, 2015.

Brocade management will host a conference call to discuss the fiscal first quarter results and the fiscal second quarter outlook today at 2:30 p.m. PT (5:30 p.m. ET). To access the webcast, please go to www.brcd.com/events.cfm. A replay of the conference call, prepared comments and slides, as well as a written transcript, will be available at www.brcd.com.
Other Q1 2015 product, customer, and partner announcements are available at http://newsroom.brocade.com/.
Brocade (www.brocade.com)
130 Holger Way, San Jose, CA 95134
T. 408.333.8000 F. 408.333.8101

Financial Highlights and Additional Financial Information

	Q1 2015	Q4 2014	Q1 2014
Routes to market as a % of total net revenues:
OEM revenues	67%	63%	70%
Channel/Direct revenues	33%	37%	30%
10% or greater customer revenues	44%	44%	57%
Geographic split as a % of total net revenues (1):
Domestic revenues	58%	61%	57%
International revenues	42%	39%	43%
Segment split as a % of total net revenues:
SAN product revenues	61%	58%	63%
IP Networking product revenues	23%	27%	21%
Global Services revenues	16%	15%	16%
SAN business revenues (2)	71%	67%	73%
IP Networking business revenues (2)	29%	33%	27%
IP Networking product revenues by use category (3):
Data Center (4)	53%	58%	59%
Enterprise Campus	34%	34%	34%
Carrier Network (MAN/WAN)	13%	8%	7%

Additional information:	Q1 2015		Q4 2014		Q1 2014
GAAP net income	$87	M	$83	M	$81	M
Non-GAAP net income	$118	M	$104	M	$109	M
GAAP operating income	$139	M	$127	M	$121	M
Non-GAAP operating income	$164	M	$151	M	$158	M
EBITDA	$159	M	$147	M	$160	M
Effective GAAP tax provision rate	23.1%		29.1%		27.1%
Effective Non-GAAP tax provision rate	23.1%		26.6%		26.1%
Cash and cash equivalents	$1,359	M	$1,255	M	$999	M
Restricted cash (5)	$312	M	$—		$—
Deferred revenues	$310	M	$312	M	$298	M
Capital expenditures	$17	M	$14	M	$13	M
Total debt, net of discount (6)	$1,084	M	$597	M	$599	M
Cash, net of senior debt, convertible debt and capitalized leases (7)	$483	M	$653	M	$395	M
Cash provided by operations	$10	M	$158	M	$109	M
Days sales outstanding	39 days		36 days		35 days
Employees at end of period	4,305		4,161		4,077
SAN port shipments	1.1	M	1.1	M	1.2	M
Share repurchases (8)	$132.4	M	$32.8	M	$140.4	M
Please see important note of explanation on non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

(1)
Revenues are attributed to geographic areas based on product delivery location. Since some OEM partners take delivery of Brocade products domestically and then ship internationally to their end users, the percentage of international revenues based on end-user location would likely be higher.

(2)	SAN and IP Networking business revenues include product, support, and services revenues.

(3)
Product revenue by use category is estimated based on analysis of the information the Company collects in its sales management system. The estimated percentage of revenue by use category may fluctuate quarter-to-quarter due to seasonality and the timing of large customer orders.

(4)	Data Center includes enterprise, service provider, and government data center revenues.

(5)	Q1 2015 restricted cash was used to redeem the $300 million principal of the 2020 senior secured notes, and pay for the associated call premium and interest earned on February 13, 2015.

(6)
Q1 2015 total debt, net of discount, includes the debt discount recorded for the conversion feature that is required to be separately accounted for as equity for the $575 million convertible debt, thereby reducing the carrying value of the 2020 convertible notes. The unamortized debt discount for the conversion feature was $80 million as of January 31, 2015.

(7)
Q1 2015 Cash, net of senior debt, convertible debt and capitalized leases excludes restricted cash of $312 million and the 2020 senior secured notes of $300 million that have been called and were redeemed on February 13, 2015.

(8)	$3.5 million of the $132.4 million in shares repurchases in Q1 2015 were pending cash settlement as of January 31, 2015.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. In evaluating Brocade’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.
Management believes that non-GAAP financial measures used in this press release allow management to gain a better understanding of Brocade’s comparative operating performance both from period to period, and relative to its competitors’ operating results. Management also believes these non-GAAP financial measures help with the determination of Brocade’s baseline performance before gains, losses or charges that are considered by management to be outside ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations and the allocation of resources. Management believes these non-GAAP financial measures, when read in conjunction with Brocade’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of Brocade’s ongoing operating results;

•	the ability to make more meaningful comparisons of Brocade’s operating performance against its industry and competitor companies;

•	the ability to better identify trends in Brocade’s underlying business and to perform related trend analysis;

•	a better understanding of how management plans and measures Brocade’s underlying business; and

•	an easier way to compare Brocade’s most recent results of operations against investor and analyst financial models.
Management excludes certain gains or losses and benefits or costs in determining non-GAAP net income that are the result of infrequent events or events that arise outside the ordinary course of Brocade’s continuing operations. Management believes that it is appropriate to evaluate Brocade’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include, but are not limited to: (i) legal provision or recovery associated with certain pre-acquisition litigation, (ii) call premium cost and write-off of debt discount and debt issuance costs related to lenders that did not participate in refinancing, (iii) settlement gain associated with certain pre-acquisition-related litigation, (iv) restructuring, goodwill impairment, and other related costs, (v) gain on sale of network adapter business, (vi) gain on sale of non-marketable equity investment, and (vii) specific non-cash and non-recurring tax benefits or detriments.
Management also excludes the following non-cash charges in determining non-GAAP net income (i) stock-based compensation expense, (ii) amortization of purchased intangible assets, and (iii) non-cash interest expense related to the convertible debt. Because of varying use of valuation methodologies, subjective assumptions and the variety of award types, management believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Management also believes that the exclusion of expense associated with the amortization of acquisition-related intangible assets is appropriate because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and the exclusion of amortization expense allows comparisons of operating results that are consistent over time for Brocade’s newly acquired and long-held businesses. In connection with the convertible debt, under the relevant accounting guidance, a non-cash interest expense is recognized for the convertible debt as an imputed interest expense for the conversion feature. Management believes excluding the non-cash interest expense from its non-GAAP measures is useful for investors because the expense does not represent a cash outflow and is not indicative of ongoing operating performance.
Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.
Limitations These non-GAAP financial measures have limitations, however, because they do not include all items of income and expense that impact the company. Management compensates for these limitations by also considering Brocade’s GAAP results. The non-GAAP financial measures that Brocade uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP, such as operating income, net income and net income per share, and should not be considered measurements of Brocade’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measurements reported by other companies.

Cautionary Statement
This press release contains statements that are forward-looking in nature, including statements regarding Brocade’s strategy, operational performance and prospects for revenue growth. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the ability to close the SteelApp transaction, changes in IT spending levels in one or more of our target markets, Brocade’s ability to execute on its sale strategy, and the effect of increasing market competition and changes in the industry. Certain of these and other risks are set forth in more detail in “Item 1A. Risk Factors” in Brocade’s Annual Report on Form 10-K for the fiscal year ended November 1, 2014. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
About Brocade
Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations transition smoothly to a world where applications and information reside anywhere. (www.brocade.com)

ADX, Brocade, Brocade Assurance, the B-wing symbol, DCX, Fabric OS, HyperEdge, ICX, MLX, MyBrocade, OpenScript, The Effortless Network, VCS, VDX, Vplane, and Vyatta are registered trademarks, and Fabric Vision and vADX are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. Other brands, products, or service names mentioned may be trademarks of others.

© 2015 Brocade Communications Systems, Inc. All Rights Reserved.

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	January 31, 2015	January 25, 2014
	(In thousands, except per share amounts)
Net revenues:
Product	$486,238	$475,205
Service	90,001	89,330
Total net revenues	576,239	564,535
Cost of revenues:
Product	149,926	153,627
Service	36,630	38,238
Total cost of revenues	186,556	191,865
Gross margin	389,683	372,670
Operating expenses:
Research and development	85,231	87,156
Sales and marketing	140,238	132,665
General and administrative	24,671	20,143
Amortization of intangible assets	138	9,883
Restructuring and other related costs	—	6,217
Gain on sale of network adapter business	—	(4,884)
Total operating expenses	250,278	251,180
Income from operations	139,405	121,490
Interest expense	(25,424)	(9,196)
Interest income and other loss, net	(559)	(1,336)
Income before income tax	113,422	110,958
Income tax expense	26,155	30,074
Net income	$87,267	$80,884
Net income per share—basic	$0.20	$0.18
Net income per share—diluted	$0.20	$0.18
Shares used in per share calculation—basic	428,536	440,573
Shares used in per share calculation—diluted	439,156	453,549

Cash dividends declared per share	$0.035	$—

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended
	January 31, 2015	January 25, 2014
	(In thousands)
Net income	$87,267	$80,884
Other comprehensive income and loss, net of tax:
Unrealized gains (losses) on cash flow hedges:
Change in unrealized gains and losses	(1,774)	(924)
Net gains and losses reclassified into earnings	603	(31)
Net unrealized losses on cash flow hedges	(1,171)	(955)
Foreign currency translation adjustments	(4,221)	(823)
Total other comprehensive loss	(5,392)	(1,778)
Total comprehensive income	$81,875	$79,106

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	January 31, 2015	November 1, 2014
	(In thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$1,359,365	$1,255,017
Restricted cash	311,918	—
Accounts receivable, net of allowances for doubtful accounts of $107 and $80 at January 31, 2015, and November 1, 2014, respectively	249,127	224,913
Inventories	40,275	38,718
Deferred tax assets	99,691	92,692
Prepaid expenses and other current assets	43,498	46,665
Total current assets	2,103,874	1,658,005
Property and equipment, net	442,644	445,433
Goodwill	1,567,718	1,567,723
Intangible assets, net	33,633	26,658
Other assets	35,612	35,856
Total assets	$4,183,481	$3,733,675
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$88,198	$93,705
Accrued employee compensation	96,598	169,018
Deferred revenue	236,322	239,993
Current portion of long-term debt	300,778	1,826
Other accrued liabilities	84,134	82,766
Total current liabilities	806,030	587,308
Long-term debt, net of current portion	783,597	595,450
Non-current deferred revenue	73,227	71,746
Non-current income tax liability	47,451	39,647
Non-current deferred tax liabilities	19,302	27,153
Other non-current liabilities	4,289	4,310
Total liabilities	1,733,896	1,325,614
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 800,000 shares authorized:
Issued and outstanding: 423,622 and 431,470 shares at January 31, 2015, and November 1, 2014, respectively	424	431
Additional paid-in capital	1,748,959	1,774,197
Accumulated other comprehensive loss	(24,206)	(18,814)
Retained earnings	724,408	652,247
Total stockholders’ equity	2,449,585	2,408,061
Total liabilities and stockholders’ equity	$4,183,481	$3,733,675

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	January 31, 2015	January 25, 2014
	(In thousands)
Cash flows from operating activities:
Net income	$87,267	$80,884
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	(16,102)	(14,335)
Depreciation and amortization	19,575	38,754
Loss on disposal of property and equipment	444	2,348
Gain on sale of network adapter business	—	(4,884)
Amortization of debt issuance costs and debt discount	1,056	281
Call premium cost and write-off of debt discount and debt issuance costs related to lenders that did not participate in refinancing	15,122	—
Provision for doubtful accounts receivable and sales allowances	2,403	1,567
Non-cash stock-based compensation expense	24,082	18,588
Changes in assets and liabilities, net of acquisitions:
Restricted cash	(11,918)	—
Accounts receivable	(26,616)	29,771
Inventories	1,155	2,097
Prepaid expenses and other assets	3,614	3,486
Deferred tax assets	494	95
Accounts payable	(8,776)	(8,077)
Accrued employee compensation	(77,033)	(39,208)
Deferred revenue	(2,190)	(5,414)
Other accrued liabilities	(1,423)	10,455
Restructuring liabilities	(761)	(6,939)
Net cash provided by operating activities	10,393	109,469
Cash flows from investing activities:
Purchases of property and equipment	(16,514)	(12,966)
Purchase of intangible assets	(7,750)	—
Proceeds from collection of note receivable	250	250
Proceeds from sale of network adapter business	—	9,995
Net cash used in investing activities	(24,014)	(2,721)
Cash flows from financing activities:
Payment of debt issuance costs related to debt	(409)	—
Payment of principal related to capital leases	(1,154)	(608)
Common stock repurchases	(128,966)	(140,380)
Proceeds from issuance of common stock	21,036	32,410
Payment of cash dividends to stockholders	(15,106)	—
Proceeds from convertible notes	565,656	—
Purchase of convertible hedge	(86,135)	—
Proceeds from issuance of warrants	51,175	—
Excess tax benefits from stock-based compensation	16,102	14,335
Increase in restricted cash	(300,000)	—
Net cash provided by (used in) financing activities	122,199	(94,243)
Effect of exchange rate fluctuations on cash and cash equivalents	(4,230)	(815)
Net increase in cash and cash equivalents	104,348	11,690
Cash and cash equivalents, beginning of period	1,255,017	986,997
Cash and cash equivalents, end of period	$1,359,365	$998,687

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	January 31, 2015	November 1, 2014	January 25, 2014
	(In thousands, except per share amounts)
Non-GAAP adjustments
Stock-based compensation expense included in cost of revenues	$3,816	$4,225	$3,142
Amortization of intangible assets expense included in cost of revenues	637	600	6,462
Total gross margin impact from non-GAAP adjustments	4,453	4,825	9,604

Stock-based compensation expense included in research and development	4,933	5,527	4,336
Stock-based compensation expense included in sales and marketing	9,843	8,832	6,765
Stock-based compensation expense included in general and administrative	5,490	5,116	4,345
Amortization of intangible assets expense included in operating expenses	138	135	9,883
Restructuring, goodwill impairment, and other related costs	—	229	6,217
Gain on sale of network adapter business	—	—	(4,884)
Total operating income impact from non-GAAP adjustments	24,857	24,664	36,266

Call premium cost and write-off of debt discount and debt issuance costs related to lenders that did not participate in refinancing	15,122	—	—
Convertible debt interest	678	—	—
Income tax effect of non-tax adjustments	(9,499)	(3,587)	(8,366)
Total net income impact from non-GAAP adjustments	$31,158	$21,077	$27,900

Gross margin reconciliation
GAAP gross margin	$389,683	$377,118	$372,670
Total gross margin impact from non-GAAP adjustments	4,453	4,825	9,604
Non-GAAP gross margin	$394,136	$381,943	$382,274
GAAP gross margin, as a percent of total net revenues	67.6%	66.8%	66.0%
Non-GAAP gross margin, as a percent of total net revenues	68.4%	67.7%	67.7%

Operating income reconciliation
GAAP operating income	$139,405	$126,530	$121,490
Total operating income impact from non-GAAP adjustments	24,857	24,664	36,266
Non-GAAP operating income	$164,262	$151,194	$157,756
GAAP operating income, as a percent of total net revenues	24.2%	22.4%	21.5%
Non-GAAP operating income, as a percent of total net revenues	28.5%	26.8%	27.9%

Net income and net income per share reconciliation
Net income on a GAAP basis	$87,267	$83,419	$80,884
Total net income impact from non-GAAP adjustments	31,158	21,077	27,900
Non-GAAP net income	$118,425	$104,496	$108,784
Non-GAAP net income per share—basic	$0.28	$0.24	$0.25
Non-GAAP net income per share—diluted	$0.27	$0.24	$0.24
Shares used in non-GAAP per share calculation—basic	428,536	431,843	440,573
Shares used in non-GAAP per share calculation—diluted	439,156	441,649	453,549